July 21, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE: AMERICATOWNE Inc.

File No. 000-55206

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K by filed AMERICATOWNE Inc.(“the Registrant’) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01 other than the paragraph above.

Sincerely,

/s/ Anton & Chia, LLP